UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2017, Bioscrip, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, the Company sold an aggregate of 3,300,000 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $5,070,780 in a private placement transaction (the “Private Placement”). The purchase price for each Share was $1.5366, which was negotiated between the Company and the Purchasers based on the volume-weighted average price of the Company's common stock on the NASDAQ Global Market on March 1, 2017.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within ten (10) days of the date it files its annual report on Form 10-K for the fiscal year ended December 31, 2016, for purposes of registering the resale of the Shares and any shares of common stock issued as a dividend or other distribution with respect to the Shares. The Company also agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and legal fees) incident to the Company’s obligations under the Registration Rights Agreement.

Proceeds from the Private Placement will be used for working capital and general corporate purposes.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

The securities sold and issued in the Private Placement were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as exhibits 10.1 and 4.1 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On March 2, 2017, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Registration Rights Agreement, dated March 1, 2017, by and among the Company and the investors named therein.

10.1	Stock Purchase Agreement, dated March 1, 2017, by and among the Company and the investors named therein.

99.1	Press Release, dated March 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 2, 2017		/s/ Kathryn Stalmack
	By:	Kathryn Stalmack
Senior Vice President, General Counsel and Secretary